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                                                                   EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE
CONTACT:  Elaine  Chin
 SBE,  Inc.
(925)  355-7604
ychin@sbei.com
                        SBE ACQUIRES ANTARES MICROSYSTEMS
  ACQUISITION EXPLOITS STRENGTHS IN BOTH ENTERPRISE SERVER AND EMBEDDED MARKETS

SAN RAMON, CA, AUGUST 11, 2003-SBE Inc., (NASDAQ: SBEI), a leading supplier of high performance OEM communications solutions, today announced the purchase of the operating assets of Antares Microsystems, a privately-held provider of Ethernet and SCSI products serving the enterprise IT server market worldwide.

In addition to its existing portfolio of PCI-based boards supporting Solaris and Linux, the Antares product line brings an arsenal of innovative, next generation solutions currently in final stages of development. This advanced breed of new products leverages Antares' R&D investment in TCP/IP Offload Engine (TOE), Serial Attach SCSI (SAS), and its expertise in failover and encryption.

"Turning the TOE concept into real-world board-level solutions will be a key area of focus for SBE. Given the massive installed base of TCP/IP networking equipment enabling today's global electronic communications, the demand for board-level TOE solutions that alleviate the TCP host processor bottlenecks is significant and will only continue to increase as network bandwidth requirements escalate," commented William B. Heye, Jr., president and CEO of SBE.

"Antares brings a wealth of products and intellectual property that will complement our existing offerings, and accelerate SBE's development of next generation technologies and products," stated Heye. "Acquiring Antares' technology and products is a significant step in SBE's continued commitment to delivering innovative solutions to address ever-changing customer needs, expanding and diversifying our market reach, and advancing the overall growth of the business," added Heye.

Antares' field-tested portfolio of Ethernet, SCSI, Fibre Channel, and specialty I/O boards has penetrated the Enterprise Sun and Linux markets. Antares products have been integrated into a variety of applications, including storage area networks and mission-critical data centers. Providing optimized price/performance products for Solaris in financial, IT, manufacturing, and government sectors, Antares has secured a solid customer base of both domestic and global distributors, resellers, and OEMs, including Sun Microsystems, Yahoo, Lockheed Martin, Boeing, and General Dynamics. Distribution channels for Antares products have been established both domestically and in overseas markets, such as Europe, Asia, and Australia.

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"The Antares customer base and distribution channels are highly complementary to those of SBE. Joining the technologies of the two companies will allow us to deliver increased value to the combined customer base through a broader product portfolio and enhanced capabilities," commented Daniel Grey, Senior Vice President of Sales and Marketing for SBE. "The addition of the Antares product line enables SBE to introduce an impressive collection of WAN, LAN, SCSI, Fibre Channel, and carrier cards across both the enterprise server and embedded markets. We expect the expanded product breadth and functionality to capture increased market share in existing target territories while the new products, such as TOE and SAS, realize breakthroughs into new customer applications," continued Grey.

ABOUT  SBE
SBE architects and provides network communications solutions for an extensive range of applied computing applications. SBE offers a robust portfolio of standards-based WAN/LAN adapters and communications controllers designed to enable optimal performance and rapid deployment across a full spectrum of next generation networking systems. Based in San Ramon, California, SBE is a publicly traded company (Nasdaq: SBEI) with products sold worldwide through direct sales, OEMs and system integration partners. For additional information, please visit www.sbei.com.

For  more  information,  contact:

SBE,  INC.
Elaine  Chin
(925)  355-7604
ychin@sbei.com
                                      # # #
This news release contains certain forward-looking statements that involve risks and uncertainties, including statements about new product features, market opportunity for new products, and the demand for services that may be offered by SBE's customers. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to risks related to rapidly changing product requirements, the introduction of new products, market acceptance of the Company' products, and reliance on strategic partners. These factors and others are more fully discussed in the documents SBE files with the Securities and Exchange Commission, including SBE's Annual Report on Form 10-K.

SBE and the SBE logo are registered trademarks of SBE, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.


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